ATSG Reports Third Quarter 2019 Results
Continued Double-Digit Percentage Growth in Revenues, Adjusted Earnings and Adjusted EBITDA
WILMINGTON, OH, November 6, 2019 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, contracted air transportation and related services, today reported consolidated financial results for the quarter and nine months ended September 30, 2019. Results as compared with the third quarter of 2018 include:

•	Customer revenues were $366.1 million, up $161.2 million, or 79 percent.
Both of ATSG's principal business segments, aircraft leasing and air transport, reported higher revenues for the third quarter. Revenues from Omni Air International, which ATSG acquired in November 2018, were the largest contributor to the year-over-year revenue gain.

•	GAAP Earnings from Continuing Operations were $105.1 million, up $72.2 million, or 219 percent. GAAP Earnings per Share basic were $1.78, versus $0.56 a year ago.
The unrealized effect of re-measurement of financial instrument values increased ATSG's third quarter 2019 after-tax earnings by $90.8 million, and third-quarter 2018 after-tax earnings by $17.2 million. The majority of the earnings gain related to a non-cash change in the value of warrants issued to Amazon.com, Inc. related to a decrease in ATSG's share price during the third quarter 2019. Increases in interest expense, depreciation and amortization expense, and in retiree benefit costs were also significant factors.

•	Adjusted Earnings from Continuing Operations (non-GAAP) increased by $2.0 million, or 10 percent, to $21.4 million. Adjusted Earnings Per Share (non-GAAP) were $0.31 diluted, up $0.03.
Adjusted Earnings from Continuing Operations and Adjusted EPS exclude elements from GAAP results that in management's opinion differ distinctly in predictability among periods or are not closely related to operations. Adjustments from GAAP include financial instrument revaluations, amortization of aircraft lease incentives, retiree benefit costs, and losses of non-consolidated ATSG affiliates.

•	Adjusted EBITDA from Continuing Operations (non-GAAP) were $109.2 million, up $35.0 million, or 47 percent.
Contributions from Omni Air, and from the increase in externally leased 767 freighters since September 2018, drove the majority of the increase in Adjusted EBITDA.
Adjusted Earnings per Share, Adjusted Earnings from Continuing Operations and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and are defined in the non-GAAP reconciliation tables at the end of this release. (See the paragraph entitled "Non-GAAP Financial Measures")

•	Capital spending for the first nine months was $336.9 million, up 57 percent.
Capital expenditures in the first nine months of 2019 included $247.9 million for the purchase of nine Boeing 767 aircraft, including two in the third quarter, and for freighter modification costs.
Joe Hete, Chief Executive Officer of ATSG, said, "Demand for our aircraft and flight operations continued to accelerate in the third quarter, pointing toward a strong peak period of non-payload-sensitive flying for our air express network customers as we deploy more 767 freighters. Flight operations for the U.S. Department of Defense and passenger charter customers were also strong."

Segment Results
Cargo Aircraft Management (CAM)

CAM	Third Quarter		Nine Months
($ in thousands)	2019	2018	2019	2018
Aircraft leasing and related revenues	$75,160	$63,012	$223,017	$178,217
Lease incentive amortization	(4,156)	(4,226)	(12,407)	(12,678)
Total CAM revenues	71,004	58,786	210,610	165,539
Allocated interest expense	9,494	4,681	28,838	13,675
Segment earnings, pretax	17,428	19,034	50,285	49,892

Significant Developments:

•
CAM's third quarter revenues, net of warrant-related lease incentives, increased 21 percent versus the prior year. Third quarter revenues benefited from seventeen more aircraft in service at September 30, 2019, versus the same date a year ago, and a full nine months of revenues from eleven Omni Air passenger aircraft that CAM acquired and leased back to Omni Air in November 2018. CAM's external customer revenues increased two percent to $42.0 million during the third quarter.

•
At September 30, 2019, ATSG's in-service fleet of CAM-owned aircraft included ninety aircraft, comprising seventy-eight cargo and twelve passenger aircraft. Fifty-eight cargo aircraft were leased to external customers, four more than were leased as of the same date last year, and two more than on June 30, 2019.

•
CAM leased three 767-300 freighters to Amazon during the third quarter, including two newly converted aircraft and one previously leased to ATI. Six additional 767 freighters are scheduled for deployment during the fourth quarter, two to Amazon and four to United Parcel Service ("UPS"). The first of those UPS placements occurred in October.

•	Ten 767s were undergoing conversion or awaiting deployment as freighters at September 30, including two 767s acquired during the third quarter. CAM purchased nine 767s during 2019.

•
CAM’s pretax earnings for the quarter were $17.4 million, down $1.6 million from the prior-year's third quarter but up $0.7 million from this year's second quarter. Earnings reflected $4.8 million more in quarterly allocated interest expense and $7.7 million more for depreciation expense, due to both organic and acquired fleet growth, versus the year-ago quarter. Also impacting CAM’s results was the timing of new aircraft lease deliveries and transitioning of aircraft between lessees during the quarter.

ACMI Services

ACMI Services	Third Quarter		Nine Months
($ in thousands)	2019	2018	2019	2018
Revenues	$272,188	$116,224	$785,082	$355,204
Allocated interest expense	6,530	402	19,520	1,419
Segment earnings, pretax	4,375	(341)	17,658	3,574
Significant Developments:

•
Revenues for ACMI Services again more than doubled from the prior-year period, stemming mainly from Omni Air's operations for the Department of Defense since ATSG acquired Omni in November 2018. Also contributing to the increase were higher operations for Amazon and ACMI flights for UPS.

•
Pretax earnings for the quarter were $4.4 million versus a year-earlier loss of $0.3 million, and more than four times the amount earned in the second quarter this year, primarily due to contributions from Omni Air. Earnings were adversely affected by previously forecast ramp-up costs for expanded flight operations in the second half. Interest expense allocated to ACMI Services for the third quarter increased $6.1 million, primarily related to debt associated with the Omni Air acquisition.

•
Total block hours increased 56 percent for the quarter and 37 percent through the first nine months of 2019, principally due to the contribution from Omni Air's ACMI and charter operations and growth in flight operations for Amazon.

Other Activities

Other	Third Quarter		Nine Months
($ in thousands)	2019	2018	2019	2018
Total Revenues	$87,762	$69,477	$226,228	$206,736
Revenues from external customers	$51,895	$47,344	$140,270	$141,124
Pretax Earnings	2,939	3,051	8,848	9,808
Significant Developments:

•
Total third-quarter revenues from other activities of $87.8 million increased by $18.3 million, or 26 percent, due to growth in maintenance services for ATSG affiliate airlines and ground services for external customers. Revenues from external customers increased $4.6 million versus the prior-year period, driven by additional revenue for ground services and fuel sales offset by the termination of sort-facility management services for the U.S. Postal Service in the third quarter of 2018.

•	Pretax earnings were flat for the third quarter. The loss of business with the U.S. Postal Service offset higher earnings from gateway services from other customers.
Outlook
ATSG continues to project that its Adjusted EBITDA will increase to $450 million in 2019 from $312 million in 2018.
Peak-season flight schedules for ATSG's scheduled express-package services will be higher in the fourth quarter than previously forecast, largely due to strong e-commerce demand. As a result, costs to prepare for and support that demand will be greater than previously anticipated. Additionally, fourth-quarter aircraft lease revenues may be impacted by the timing of lease start-ups and transitioning delays.
2019 capital expenditures, principally to purchase and modify Boeing 767 aircraft for freighter deployment, are now projected to be approximately $460 million, down from $475 million previously projected. Five 767-300s are expected to be in or awaiting cargo conversion at year-end 2019.
We anticipate ten lease deployments in 2020, including commitments of four to Amazon and one to UPS. The demand for Boeing 767 freighters remains very strong and ATSG is negotiating with multiple customers seeking to lease the remaining aircraft. Goals for 2020 also include mid-year approval of our application for a Supplemental Type Certificate for our Airbus A321 passenger-to-freighter conversion program.

Hete noted that ATSG expects to continue investing in 767 aircraft in the near term, based on known and anticipated requirements of customers relying even more on air express networks to speed fulfillment, and those customers' preference for ATSG's customized turnkey solutions and superior service performance.

"While trade and tariff issues have impacted the general cargo market," he said, "demand for our mid-size freighters remains very strong, driven by the expansion of regional air express networks and growth in e-commerce. Looking forward, the aircraft and other investments we are making will drive even higher cash flows into an already strong cash-generating business. We expect lower capital expenditures in the next few years with decreasing debt leverage and full availability of capital allocation options to increase shareholder returns."
Separately today, the company announced an amendment to its senior secured credit facility which, among other changes, lengthened the term of the agreement and lowered pricing of its term loan and revolver debt. A news release describing the facility changes is available on our website, atsginc.com.
Non-GAAP Financial Measures
This release, including the attached tables, contains non-GAAP financial measures that management uses to evaluate historical results and project future results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitate period-over-period comparisons, and provide additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures are not a substitute for GAAP. The historical non-GAAP financial measures included in this release are reconciled to GAAP earnings in tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA because it is unable to predict with reasonable accuracy the value of certain adjustments. Certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to customers. The Company’s earnings on a GAAP basis and the non-GAAP adjustments for gain and losses resulting from the re-measurement of stock warrants, will depend on the future prices of ATSG stock, interest rates and other assumptions which are highly uncertain.
Conference Call
ATSG will host a conference call on November 7, 2019, at 10 a.m. Eastern time to review its financial results for the third quarter of 2019. Participants should dial (800) 708-4539 and international participants should dial (847) 619-6397 ten minutes before the scheduled start of the call and ask for conference pass code 49148053. The call will also be webcast live (in listen-only mode) via a link at www.atsginc.com. A replay of the conference call will be available by phone on November 7, 2019, beginning at 2 p.m. and continuing through November 14, 2019, at (888) 843-7419 (international callers (630) 652-3042; use pass code 49148053#). The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause Air Transport Services

Group's (ATSG's) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services; our operating airlines' ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; fluctuations in ATSG's traded share price, which may result in mark-to-market charges on certain financial instruments; the number, timing and scheduled routes of our aircraft deployments to customers; our ability to remain in compliance with our agreements with key customers and lenders; changes in general economic and/or industry specific conditions; changes in our capital expenditure plans and requirements; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
REVENUES	$366,073	$204,919	$1,048,832	$611,566

OPERATING EXPENSES
Salaries, wages and benefits	110,706	71,341	307,897	216,173
Depreciation and amortization	64,149	43,201	190,052	124,825
Maintenance, materials and repairs	41,496	33,469	125,501	107,152
Fuel	41,193	5,981	110,311	17,682
Contracted ground and aviation services	17,190	2,636	47,319	7,464
Travel	25,366	6,903	66,401	20,823
Landing and ramp	2,539	1,211	7,978	3,670
Rent	4,123	3,274	11,860	10,264
Insurance	1,833	1,696	5,601	4,473
Transaction fees	—	—	373	—
Other operating expenses	16,712	8,380	50,763	20,672
	325,307	178,092	924,056	533,198

OPERATING INCOME	40,766	26,827	124,776	78,368
OTHER INCOME (EXPENSE)
Net gain on financial instruments	91,952	17,895	60,566	28,707
Interest expense	(16,712)	(5,608)	(50,906)	(16,336)
Non-service component of retiree benefit (costs) credits	(2,351)	2,045	(7,053)	6,135
Loss from non-consolidated affiliates	(2,645)	(2,647)	(12,459)	(7,600)
Interest income	78	67	255	144
	70,322	11,752	(9,597)	11,050

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	111,088	38,579	115,179	89,418
INCOME TAX EXPENSE	(6,003)	(5,646)	(14,092)	(16,339)

EARNINGS FROM CONTINUING OPERATIONS	105,085	32,933	101,087	73,079

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	243	170	305	536
NET EARNINGS	$105,328	$33,103	$101,392	$73,615

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$1.78	$0.56	$1.72	$1.24
Diluted	$0.19	$0.24	$0.43	$0.71

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	58,919	58,739	58,889	58,773
Diluted	68,718	68,323	69,382	68,629

Certain historical expenses have been reclassified to conform to the presentation above.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,833	$59,322
Accounts receivable, net of allowance of $2,793 in 2019 and $1,444 in 2018	135,907	147,755
Inventory	32,776	33,536
Prepaid supplies and other	18,018	18,608
TOTAL CURRENT ASSETS	233,534	259,221

Property and equipment, net	1,707,332	1,555,005
Customer incentive	151,271	63,780
Goodwill and acquired intangibles	530,512	535,359
Operating lease assets	54,473	—
Other assets	67,711	57,220
TOTAL ASSETS	$2,744,833	$2,470,585

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$132,508	$109,843
Accrued salaries, wages and benefits	50,080	50,932
Accrued expenses	15,656	19,623
Current portion of debt obligations	43,451	29,654
Current portion of lease obligations	14,794	—
Unearned revenue	20,153	19,082
TOTAL CURRENT LIABILITIES	276,642	229,134
Long term debt	1,408,086	1,371,598
Stock warrant obligations	308,074	203,782
Post-retirement obligations	54,066	64,485
Long term lease obligations	38,541	—
Other liabilities	53,410	51,905
Deferred income taxes	125,018	113,243

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 59,368,570 and 59,134,173 shares issued and outstanding in 2019 and 2018, respectively	594	591
Additional paid-in capital	474,915	471,158
Retained earnings	86,085	56,051
Accumulated other comprehensive loss	(80,598)	(91,362)
TOTAL STOCKHOLDERS’ EQUITY	480,996	436,438
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,744,833	$2,470,585

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRETAX EARNINGS AND ADJUSTED PRETAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues
CAM
Aircraft leasing and related revenues	$75,160	$63,012	$223,017	$178,217
Lease incentive amortization	(4,156)	(4,226)	(12,407)	(12,678)
Total CAM	71,004	58,786	210,610	165,539
ACMI Services	272,188	116,224	785,082	355,204
Other Activities	87,762	69,477	226,228	206,736
Total Revenues	430,954	244,487	1,221,920	727,479
Eliminate internal revenues	(64,881)	(39,568)	(173,088)	(115,913)
Customer Revenues	$366,073	$204,919	$1,048,832	$611,566

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	17,428	19,034	50,285	49,892
ACMI Services, inclusive of interest expense	4,375	(341)	17,658	3,574
Other Activities	2,939	3,051	8,848	9,808
Net, unallocated interest expense	(610)	(458)	(2,293)	(1,098)
Net gain on financial instruments	91,952	17,895	60,566	28,707
Other non-service components of retiree benefit (costs) credits, net	(2,351)	2,045	(7,053)	6,135
Transaction fees	—	—	(373)	—
Non-consolidated affiliates	(2,645)	(2,647)	(12,459)	(7,600)
Earnings from Continuing Operations before Income Taxes (GAAP)	$111,088	$38,579	$115,179	$89,418

Adjustments to Pretax Earnings
Add non-service components of retiree benefit costs (credits), net	2,351	(2,045)	7,053	(6,135)
Add loss from non-consolidated affiliates	2,645	2,647	12,459	7,600
Add transaction fees	—	—	373	—
Add customer incentive amortization	4,334	4,226	12,585	12,678
Add net gain on financial instruments	(91,952)	(17,895)	(60,566)	(28,707)
Adjusted Pretax Earnings (non-GAAP)	$28,466	$25,512	$87,083	$74,854
Adjusted Pretax Earnings excludes certain items included in GAAP based pretax earnings (loss) from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Earnings (loss) from Continuing Operations Before Income Taxes	$111,088	$38,579	$115,179	$89,418
Interest Income	(78)	(67)	(255)	(144)
Interest Expense	16,712	5,608	50,906	16,336
Depreciation and Amortization	64,149	43,201	190,052	124,825
EBITDA from Continuing Operations (non-GAAP)	$191,871	$87,321	$355,882	$230,435
Add non-service components of retiree benefit costs (credits), net	2,351	(2,045)	7,053	(6,135)
Add losses for non-consolidated affiliates	2,645	2,647	12,459	7,600
Add acquisition related transaction fees	—	—	373	—
Add customer incentive amortization	4,334	4,226	12,585	12,678
Add net (gain) loss on financial instruments	(91,952)	(17,895)	(60,566)	(28,707)

Adjusted EBITDA (non-GAAP)	$109,249	$74,254	$327,786	$215,871

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also exclude the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of warrant-based customer incentive costs recorded in revenue, and costs from non-consolidated affiliates.

Adjusted EBITDA and EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP. Adjusted EBITDA and EBITDA from Continuing Operations should not be considered in isolation or as substitutes for analysis of the Company's results as reported under GAAP, or as alternative measures of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

Management presents Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations, both non-GAAP measures, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below. Management uses Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations to compare the performance of its operating results among periods.

	Three Months Ended				Nine Months Ended
	September 30, 2019		September 30, 2018		September 30, 2019		September 30, 2018
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings (loss) from Continuing Operations - basic (GAAP)	$105,085		$32,933		$101,087		$73,079
Gain from warrant revaluation, net tax[1]	(91,849)		(16,801)		(71,319)		(24,274)
Earnings (loss) from Continuing Operations - diluted (GAAP)	13,236	$0.19	16,132	$0.24	29,768	$0.43	48,805	$0.71
Adjustments, net of tax
Customer incentive amortization[2]	3,310	0.05	3,272	0.05	9,611	0.14	9,816	0.14
Non-service component of retiree benefits [3]	1,795	0.02	(1,562)	(0.02)	5,385	0.08	(4,686)	(0.07)
Loss from affiliates[4]	2,020	0.03	2,049	0.02	11,771	0.17	5,883	0.09
Omni acquisition fees[5]	—	—	—	—	285	—	—	—
Derivative revaluation[6]	1,081	0.02	(435)	(0.01)	9,234	0.13	(2,875)	(0.04)
Adjusted Earnings from Continuing Operations (non-GAAP)	$21,442	$0.31	$19,456	$0.28	$66,054	$0.95	$56,943	$0.83

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted	68,718		68,323		69,382		68,629
Additional weighted average shares[1]	—		—		—		—
Adjusted Shares (non-GAAP)	68,718		68,323		69,382		68,629

Adjusted Earnings from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

1.
Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations while unrealized warrant losses are not removed because they are dilutive to EPS. As a result, the Company’s EPS, as calculated under U.S. GAAP, can vary significantly among periods due to unrealized mark-to-market losses created by an increased trading value for the Company's shares. Adjustment removes the unrealized gains for a large grant of stock warrants granted to a customer as a lease incentive.

2.	Adjustment removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.

3.	Removes the non-service component of post-retirement costs and credits.

4.	Adjustment removes losses for the Company's non-consolidated affiliates.

5.	Adjustment removes the fees incurred for the acquisition of Omni Air International.

6.	Adjustment removes gains and losses from derivative interest rate instruments revaluations.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	September 30,	December 31,	September 30,	December 31,
	2018	2018	2019	2019 Projected

B767-200 Freighter	34	34	33	33
B767-200 Passenger[1]	—	3	3	3
B767-300 Freighter[2]	29	33	36	44
B767-300 Passenger[1]	—	7	8	8
B777-200 Passenger	—	3	3	3
B757-200 Freighter	4	4	4	4
B757 Combi	4	4	4	4
B737-400 Freighter	2	2	1	1
Total Aircraft in Service	73	90	92	100

B767-300 in or awaiting cargo conversion	6	5	10	5
B767-200 staging for lease	2	1	2	2
Total Aircraft	81	96	104	107

Aircraft in Service Deployments
	September 30,	December 31,	September 30,	December 31,
	2018	2018	2019	2019 Projected

Dry leased without CMI	22	28	25	29
Dry leased with CMI	32	31	33	35
Customer provided for CMI[2]	—	—	—	2
ACMI/Charter[1]	19	31	34	34

1.	Includes one Boeing 767-300ER passenger aircraft and one 767-200ER passenger aircraft that are leased from external companies.

2.	The fourth quarter of 2019 includes two aircraft provided by a customer and operated under a CMI agreement by a Company airline.